Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces First Quarter Results

GAAP DEPS of $1.48; Adjusted DEPS of $1.50
Orders Increased 9% to Record $927 Million

Sarasota, Florida, April 25, 2016 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the first quarter ended March 31, 2016.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

First quarter GAAP revenue increased 4% to $902 million and adjusted revenue grew 4% to $906 million.  GAAP diluted earnings per share (DEPS) were $1.48 and adjusted DEPS were $1.50.  Orders increased 9% in the quarter and backlog increased 7% to a record $1.12 billion.

GAAP gross margin increased to 62.0% and adjusted gross margin increased 210 basis points to 62.1%.  EBITDA increased 4% to $307 million.  Operating cash flow was $207 million, which included tax payments associated with the gain on the divestiture of Abel Pump in the fourth quarter of 2015.  Excluding these tax payments, adjusted operating cash flow was $245 million and adjusted free cash flow was $235 million, representing 26% of revenue.

"We are very pleased with our performance in the quarter," said Brian Jellison, Roper's Chairman, President and CEO.  "Although energy markets were weak as expected, strong contributions from our software and medical products businesses resulted in record revenue for the quarter.  Our businesses continued to generate strong margin performance, with gross margin expansion in all four segments.  In addition, orders strengthened across the enterprise, with three segments recording a book-to-bill ratio of 1.03 or greater."

"During the quarter we completed the acquisition of Clinisys Group, Ltd., adding to our platform of software solutions for hospital laboratories," Mr. Jellison continued.  "In addition, we acquired PCI Medical, a provider of disinfection systems that complement our Civco Medical Solutions business.  Roper's pipeline of acquisition opportunities remains attractive and the Company expects to deploy over $1 billion in 2016."

2016 Guidance

Roper maintained its guidance for full year adjusted diluted earnings per share of $6.85 - $7.15.  The Company expects second quarter adjusted diluted earnings per share to be $1.56 - $1.61.  The Company's guidance excludes the impact of any future acquisitions or divestitures.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Revenue Growth Detail
	2016	2015	V %
Q1 GAAP Revenue	$902.4	$865.3	4.3%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	3.3	1.9
Q1 Adjusted Revenue	$905.7	$867.2	4.4%

Components of Adjusted Revenue Growth
Acquisitions			9.6%
Divestiture			(1.0%)
Organic			(3.2%)
Foreign Exchange			(1.0%)
Total Growth			4.4%

Table 2:  Reconciliation of Q1 2016 GAAP DEPS to Adjusted DEPS
Q1 2016
GAAP Diluted Earnings Per Share (DEPS)	$1.48
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	$0.02
Add: Acquisition-Related Inventory Step-up Charge	$0.00
Adjusted DEPS	$1.50

Table 3:  Q1 2016 Adjusted Gross Margin Reconciliation
	2016	2015	V% / V Bps
Q1 GAAP Revenue	$902.4	$865.3
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	3.3	1.9
Q1 Adjusted Revenue	$905.7	$867.2

Q1 GAAP Gross Profit	$559.5	$518.2
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	3.3	1.9
Add: Acquisition-Related Inventory Step-up Charge	0.1	--
Adjusted Gross (B)	562.9	520.1

GAAP Gross Margin	62.0%	59.9%	+210 bps

Adjusted Gross Margin (B) / (A)	62.1%	60.0%	+210 bps

Table 4:  Q1 EBITDA Reconciliation
	2016	2015	V	%
GAAP Net Earnings	$151.4	$155.8
Add: Taxes	66.0	70.6
Add: Amortization	49.5	38.4
Add: Interest Expense	27.4	19.8
Add: Depreciation	9.7	9.9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	3.3	1.9
Add: Acquisition-Related Inventory Step-up Charge	0.1	--
Rounding	0.1	--
EBITDA	307.5	296.4	+4%

Table 5:  Q1 Cash Flow Reconciliation
2016
GAAP Operating Cash Flow	$207.1
Add: Tax Related to 2015 Sale of Abel Pump	37.4
Adjusted Operating Cash Flow	$244.5
Less: Capital Expenditures	(9.5)
Adjusted Free Cash Flow	$235.0

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, April 25, 2016.  The call can be accessed via webcast or by dialing +1 888-430-8694 (US/Canada) or +1 719-325-2315, using confirmation code 8649870.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://www.webcaster4.com/Webcast/Page/866/14512 .  Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://jsp.premiereglobal.com/webrsvp/ with access code 8649870.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. Additional information about Roper is available on the Company's website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	March 31,	December 31,
ASSETS	2016	2015

CURRENT ASSETS:
Cash and cash equivalents	$523,033	$778,511
Accounts receivable	514,616	488,271
Inventories	196,321	189,868
Unbilled receivable	120,746	122,042
Other current assets	77,616	39,355
Total current assets	1,432,332	1,618,047

PROPERTY, PLANT AND EQUIPMENT, NET	106,212	105,510

OTHER ASSETS:
Goodwill	5,975,803	5,824,726
Other intangible assets, net	2,622,157	2,528,996
Deferred taxes	31,254	31,532
Other assets	56,650	59,554
Total other assets	8,685,864	8,444,808

TOTAL ASSETS	$10,224,408	$10,168,365

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$140,421	$139,737
Accrued compensation	91,288	119,511
Deferred revenue	275,230	267,030
Other accrued liabilities	185,305	168,513
Income taxes payable	80,879	18,532
Current portion of long-term debt	6,365	6,805
Total current liabilities	779,488	720,128

NONCURRENT LIABILITIES:
Long-term debt	3,105,340	3,264,417
Deferred taxes	826,425	810,856
Other liabilities	71,920	74,017
Total liabilities	4,783,173	4,869,418

STOCKHOLDERS' EQUITY:
Common stock	1,031	1,028
Additional paid-in capital	1,438,695	1,419,262
Retained earnings	4,231,589	4,110,530
Accumulated other comprehensive earnings	(211,036)	(212,779)
Treasury stock	(19,044)	(19,094)
Total stockholders' equity	5,441,235	5,298,947

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,224,408	$10,168,365

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2016	2015

Net sales	$902,423	$865,281
Cost of sales	342,904	347,120

Gross profit	559,519	518,161

Selling, general and administrative expenses	314,528	271,265

Income from operations	244,991	246,896

Interest expense	27,413	19,836
Other expense	(129)	(679)

Earnings from continuing operations before
income taxes	217,449	226,381

Income taxes	66,033	70,608

Net Earnings	$151,416	$155,773

Earnings per share:
Basic	$1.50	$1.55
Diluted	$1.48	$1.54

Weighted average common and common
equivalent shares outstanding:
Basic	101,071	100,377
Diluted	102,318	101,361

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2016		2015
	Amount	%	Amount	%
Net sales:
Medical & Scientific Imaging	$332,214		$291,700
RF Technology	280,210		242,954
Industrial Technology	171,235		190,728
Energy Systems & Controls	118,764		139,899
Total	$902,423		$865,281

Gross profit:
Medical & Scientific Imaging	$246,897	74.3%	$215,326	73.8%
RF Technology	160,365	57.2%	130,046	53.5%
Industrial Technology	86,020	50.2%	95,242	49.9%
Energy Systems & Controls	66,237	55.8%	77,547	55.4%
Total	$559,519	62.0%	$518,161	59.9%

Operating profit*:
Medical & Scientific Imaging	$114,456	34.5%	$107,779	36.9%
RF Technology	88,766	31.7%	73,977	30.4%
Industrial Technology	46,759	27.3%	57,897	30.4%
Energy Systems & Controls	24,182	20.4%	30,422	21.7%
Total	$274,163	30.4%	$270,075	31.2%

Net Orders:
Medical & Scientific Imaging	$343,850		$275,796
RF Technology	281,125		253,127
Industrial Technology	178,905		188,740
Energy Systems & Controls	122,770		131,070
Total	$926,650		$848,733

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $29,172 and $23,179 for the three months ended March 31, 2016 and 2015, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended
	March 31,
	2016	2015

Net earnings	$151,416	$155,773
Non-cash items:
Depreciation	9,702	9,880
Amortization	49,549	38,428
Stock-based compensation expense	18,979	13,801
Income taxes	20,127	38,837
Changes in assets and liabilities:
Receivables	(14,059)	9,262
Inventory	(3,907)	(7,680)
Accounts payable	(1,273)	7,078
Accrued liabilities	(18,458)	1,627
Other, net	(5,004)	(6,607)
Cash provided by operating activities	207,072	260,399

Business acquisitions, net of cash acquired	(265,248)	(589,577)
Capital expenditures	(9,489)	(9,950)
Other, net	781	(3,596)
Cash used in investing activities	(273,956)	(603,123)

Principal debt payments	(289)	(3,454)
Revolver borrowings/(payments), net	(160,000)	415,000
Dividends	(30,173)	(25,024)
Excess tax benefit from share-based payment*	-	4,093
Proceeds from stock-based compensation, net	690	6,267
Premium on convertible debt conversions	(915)	(11,236)
Other, net	505	498
Cash provided by/(used in) financing activities	(190,182)	386,144

Effect of exchange rate changes on cash	1,588	(38,357)

Net increase/(decrease) in cash and equivalents	(255,478)	5,063
Cash and equivalents, beginning of period	778,511	610,430

Cash and equivalents, end of period	523,033	$615,493

*In the first quarter of 2016, the Company adopted ASU 2016-09, which requires excess tax benefits to be classified along with other income tax cash flows as an operating activity.